EXHIBIT 99.1

                                          Filed by Leucadia National Corporation
                       Pursuant to Rule 425 under the Securities Act of 1933 and Deemed Filed Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

                                           Subject Company: MK Resources Company
                                                     Commission File No. 0-23042


                                   May 3, 2005

FOR IMMEDIATE RELEASE
Contact:  Laura Ulbrandt (212) 460-1900


                       LEUCADIA NATIONAL CORPORATION AND
           MK RESOURCES COMPANY ANNOUNCE INMET MINING CORPORATION TO
          ACQUIRE 70% INTEREST IN LAS CRUCES PROJECT; LEUCADIA AND MK
                    RESOURCES ALSO ANNOUNCE MERGER AGREEMENT

Leucadia National Corporation (LUK - NYSE and PCX) and its 72.1% owned subsidiary, MK Resources Company (MKRR - OTCBB) announced today that they have agreed to sell to Inmet Mining Corporation (IMN - TSX) 70% of MK Resources' Las Cruces copper mining project in southern Spain. MK Resources will receive 5,600,000 newly issued Inmet common shares, representing approximately 11.8% of the Inmet common shares then to be outstanding, in exchange for the sale of the 70% interest in the Las Cruces project. In connection with this transaction, Leucadia and Inmet have also agreed to make additional substantial investments in the Las Cruces project and to provide certain guarantees of project financing that will be sought for the project, in each case in proportion to their interests in the Las Cruces project.

Leucadia and MK Resources also have announced that, to facilitate the Inmet transaction, they have entered into a merger agreement which will result in MK Resources becoming a wholly owned subsidiary of Leucadia. In the merger, which will occur immediately prior to the Inmet transaction, MK Resources stockholders will receive 0.0317 of a Leucadia common share for each share of MK Resources common stock. This exchange ratio represents a 19.2% premium to the original merger consideration offered by Leucadia on April 26, 2005.

The Inmet transaction and the merger were approved by the independent directors of MK Resources, who were advised by Raymond James Ltd. Upon the recommendation of the independent directors, the Inmet transaction and the merger were unanimously approved by the Board of Directors of MK Resources.


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Consummation of the Inmet transaction is subject to a project financing condition with respect to Las Cruces, completion of the merger, receipt of required consents, if any, as well as other customary conditions. Consummation of the merger transaction is subject to satisfaction (or waiver) of all conditions to the Inmet purchase, certain regulatory requirements, including shareholder approval and effectiveness of a registration statement for the Leucadia common shares to be issued in the merger, as well as other customary conditions.

                                    * * * * *

This press release may contain "forward-looking statements" as defined by federal law. Although Leucadia and MK Resources believe any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. Leucadia and MK Resources assume no obligation to update those statements to reflect actual results, changes in assumptions and other factors. The forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. Additional information that could lead to material changes in performance is contained in filings with the Securities and Exchange Commission (the "SEC") made by Leucadia and MK Resources.

Leucadia National Corporation is a holding company engaged in a variety of businesses, including telecommunications, healthcare services, manufacturing (through its Plastics Division), banking and lending, real estate activities, winery operations, development of a copper mine (through its 72.1% interest in MK Resources) and property and casualty reinsurance.

MK Resources Company is a company that explores for, develops and mines mineral properties. Its principal asset is the Las Cruces project, a high-grade copper deposit that is currently undergoing the final stages of pre-production permitting, surface land acquisition, financing and initial project development located in the Pyrite belt of southern Spain.

Inmet Mining Corporation is a Canadian-based mining company that produces copper, zinc and gold, with four operations worldwide: Cayeli (Turkey), Pyhasalmy (Finland), Troilus (Quebec, Canada) and Ok Tedi (Papua New Guinea).

Leucadia will file promptly after the date of this press release an amended
Schedule 13D with the SEC, which stockholders can obtain free of charge from the SEC's website at http://www.sec.gov. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of
Section 10 of the Securities Act of 1933, as amended. Any offer will only be made through a prospectus, which is part of a registration statement to be filed with the SEC. MK Resources stockholders are urged to carefully read the registration statement, the proxy statement/prospectus included therein and other documents relating to the merger, when they become available, because


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these documents will contain important information relating to the offer. You may obtain a free copy of these documents after they have been filed with the SEC, and other documents filed by Leucadia with the SEC, at the SEC's website at http://www.sec.gov. Once a registration statement and proxy statement/prospectus included therein, as well as any documents incorporated by reference therein have been filed with the SEC, you will also be able to inspect and copy these documents at the public reference room maintained by the SEC at 450 Fifth Street, NW, Washington, DC 20549. YOU SHOULD CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BEFORE MAKING A DECISION CONCERNING THE MERGER.

Leucadia, MK Resources and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders of MK Resources in respect of the proposed merger. Information regarding Leucadia's directors and executive officers is available in Leucadia's proxy statement for its 2005 annual meeting of stockholders, dated April 22, 2005, and information regarding MK Resources' directors and executive officers is available in MK Resources' Form 10-K/A for the fiscal year ended December 31, 2004, dated April 28, 2005. Additional information regarding the interests of such potential participants will be included in the registration and proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.


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